EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 333-30185 and Form S-8 POS (as amended) No. 333-74451) of Playboy Enterprises, Inc. and in the related prospectuses of our report dated February 14, 2003, except for Notes N and V, as to which the date is March 14, 2003, with respect to the consolidated financial statements and financial statement schedule of Playboy Enterprises, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2002.

/s/ ERNST & YOUNG LLP

Chicago, Illinois
March 27, 2003